Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
THIRD QUARTER 2018
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
THIRD QUARTER 2018
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 12, 2018. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally. PNC's primary geographic markets are located in the Mid-Atlantic, Midwest and Southeast. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions, except per share data	2018	2018	2018	2017	2017	2018	2017
Interest Income
Loans	$2,452	$2,345	$2,228	$2,154	$2,140	$7,025	$6,084
Investment securities	584	557	512	509	501	1,653	1,489
Other	187	180	178	162	154	545	416
Total interest income	3,223	3,082	2,918	2,825	2,795	9,223	7,989
Interest Expense
Deposits	336	261	213	190	170	810	433
Borrowed funds	421	408	344	290	280	1,173	793
Total interest expense	757	669	557	480	450	1,983	1,226
Net interest income	2,466	2,413	2,361	2,345	2,345	7,240	6,763
Noninterest Income
Asset management	486	456	455	720	421	1,397	1,222
Consumer services	377	381	357	366	357	1,115	1,049
Corporate services (a)	465	487	429	458	404	1,381	1,284
Residential mortgage	76	84	97	29	104	257	321
Service charges on deposits	186	169	167	183	181	522	512
Other (a) (b)	301	334	245	159	313	880	918
Total noninterest income	1,891	1,911	1,750	1,915	1,780	5,552	5,306
Total revenue	4,357	4,324	4,111	4,260	4,125	12,792	12,069
Provision For Credit Losses	88	80	92	125	130	260	316
Noninterest Expense
Personnel	1,413	1,356	1,354	1,449	1,286	4,123	3,819
Occupancy	195	203	218	240	204	616	628
Equipment	264	281	273	274	259	818	791
Marketing	71	75	55	60	62	201	184
Other	665	669	627	1,038	645	1,961	1,915
Total noninterest expense	2,608	2,584	2,527	3,061	2,456	7,719	7,337
Income before income taxes (benefit) and noncontrolling interests	1,661	1,660	1,492	1,074	1,539	4,813	4,416
Income taxes (benefit)	261	304	253	(1,017)	413	818	1,119
Net income	1,400	1,356	1,239	2,091	1,126	3,995	3,297
Less: Net income attributable to noncontrolling interests	11	10	10	11	12	31	39
Preferred stock dividends (c)	63	55	63	55	63	181	181
Preferred stock discount accretion and redemptions	1	1	1	2	1	3	24
Net income attributable to common shareholders	$1,325	$1,290	$1,165	$2,023	$1,050	$3,780	$3,053
Earnings Per Common Share
Basic	$2.84	$2.74	$2.45	$4.23	$2.18	$8.03	$6.29
Diluted	$2.82	$2.72	$2.43	$4.18	$2.16	$7.96	$6.21
Average Common Shares Outstanding
Basic	465	469	473	476	479	469	483
Diluted	467	472	476	480	483	472	488
Efficiency	60%	60%	61%	72%	60%	60%	61%
Noninterest income to total revenue	43%	44%	43%	45%	43%	43%	44%
Effective tax rate (d)	15.7%	18.3%	17.0%	(94.7)%	26.8%	17.0%	25.3%

(a)
In the first quarter 2018, we reclassified operating lease income to corporate services noninterest income from other noninterest income. Prior period amounts were reclassified for operating lease income of $35 million and $34 million for the three months ended December 31, 2017 and September 30, 2017, respectively, and $86 million for the nine months ended September 30, 2017.

(b)
Includes net gains (losses) on sales of securities of $(1) million, $(3) million, $(1) million, $(3) million, and $(1) million for the quarters ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively, and $(5) million and $10 million for the nine months ended September 30, 2018 and September 30, 2017, respectively.

(c)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(d)
The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The 2018 results reflected the change in the statutory federal income tax rate from 35% to 21%, effective as of January 1, 2018, as a result of the new federal tax legislation. The fourth quarter 2017 results benefited from an income tax benefit from the new federal tax legislation primarily attributable to revaluation of deferred tax liabilities at the lower statutory tax rate. Where certain income tax effects could be reasonably estimated, these were included as provisional amounts as of December 31, 2017. As a result, these provisional amounts could be adjusted during the measurement period, which will end in December 2018. No changes were made to these provisional amounts during the first nine months of 2018.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions, except par value	2018	2018	2018	2017	2017
Assets
Cash and due from banks	$5,248	$5,425	$4,649	$5,249	$4,736
Interest-earning deposits with banks (a)	19,800	21,972	28,821	28,595	24,713
Loans held for sale (b)	1,108	1,325	965	2,655	1,764
Investment securities – available for sale	61,211	60,275	56,018	57,618	57,254
Investment securities – held to maturity	19,593	19,850	18,544	18,513	17,740
Loans (b)	223,053	222,855	221,614	220,458	221,109
Allowance for loan and lease losses	(2,584)	(2,581)	(2,604)	(2,611)	(2,605)
Net loans	220,469	220,274	219,010	217,847	218,504
Equity investments (c)	12,446	12,430	12,008	11,392	11,009
Mortgage servicing rights	2,136	2,045	1,979	1,832	1,854
Goodwill	9,218	9,218	9,218	9,173	9,163
Other (b)	28,851	27,897	27,949	27,894	28,454
Total assets	$380,080	$380,711	$379,161	$380,768	$375,191
Liabilities
Deposits
Noninterest-bearing	$74,736	$79,047	$78,303	$79,864	$79,967
Interest-bearing	190,148	185,838	186,401	185,189	180,768
Total deposits	264,884	264,885	264,704	265,053	260,735
Borrowed funds
Federal Home Loan Bank borrowings	20,036	22,036	19,537	21,037	20,538
Bank notes and senior debt	26,676	27,596	28,773	28,062	26,467
Subordinated debt	5,764	4,781	5,121	5,200	5,601
Other (b)	5,479	4,809	4,608	4,789	4,958
Total borrowed funds	57,955	59,222	58,039	59,088	57,564
Allowance for unfunded loan commitments and letters of credit	288	289	290	297	293
Accrued expenses and other liabilities	9,851	9,340	9,093	8,745	10,147
Total liabilities	332,978	333,736	332,126	333,183	328,739
Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,710	2,710	2,710	2,710	2,710
Capital surplus	16,299	16,250	16,227	16,374	16,343
Retained earnings	38,080	37,201	36,266	35,481	33,819
Accumulated other comprehensive income (loss)	(1,260)	(940)	(699)	(148)	(22)
Common stock held in treasury at cost: 80, 77, 72, 69 and 66 shares	(8,771)	(8,317)	(7,535)	(6,904)	(6,462)
Total shareholders’ equity	47,058	46,904	46,969	47,513	46,388
Noncontrolling interests	44	71	66	72	64
Total equity	47,102	46,975	47,035	47,585	46,452
Total liabilities and equity	$380,080	$380,711	$379,161	$380,768	$375,191

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $19.6 billion, $21.6 billion, $28.6 billion, $28.3 billion and $24.3 billion as of September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our second quarter 2018 Form 10-Q included, and our third quarter 2018 Form 10-Q will include, additional information regarding these items.

(c)
Amounts include our equity interest in BlackRock. The amount at March 31, 2018 included $.6 billion of trading and available for sale securities, primarily money market funds, that were reclassified to Equity investments on January 1, 2018 in accordance with the adoption of Accounting Standards Update 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities.

(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions	2018	2018	2018	2017	2017	2018	2017
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$28,241	$26,527	$25,438	$25,338	$25,493	$26,746	$25,910
Non-agency	2,128	2,271	2,398	2,577	2,758	2,265	2,943
Commercial mortgage-backed	4,366	4,449	4,534	4,542	4,838	4,449	5,413
Asset-backed	5,459	5,161	5,158	5,330	5,546	5,260	5,799
U.S. Treasury and government agencies	16,757	15,719	14,307	13,646	13,081	15,603	13,021
Other	3,996	4,112	4,233	4,940	5,011	4,113	5,131
Total securities available for sale	60,947	58,239	56,068	56,373	56,727	58,436	58,217
Securities held to maturity
Residential mortgage-backed	16,292	15,608	14,818	13,976	13,549	15,578	12,736
Commercial mortgage-backed	715	807	902	963	1,211	807	1,353
Asset-backed	189	194	199	220	358	194	468
U.S. Treasury and government agencies	752	747	743	739	561	747	541
Other	1,871	1,884	1,926	1,974	2,000	1,894	2,015
Total securities held to maturity	19,819	19,240	18,588	17,872	17,679	19,220	17,113
Total investment securities	80,766	77,479	74,656	74,245	74,406	77,656	75,330
Loans
Commercial	113,883	113,349	111,462	111,365	109,503	112,907	106,534
Commercial real estate	28,860	28,888	28,901	29,432	29,676	28,883	29,505
Equipment lease financing	7,202	7,494	7,845	7,670	7,704	7,512	7,602
Consumer	55,449	55,387	55,588	55,814	56,062	55,474	56,413
Residential real estate	17,948	17,566	17,308	16,840	16,273	17,609	15,920
Total loans	223,342	222,684	221,104	221,121	219,218	222,385	215,974
Interest-earning deposits with banks (b)	19,151	21,017	25,667	25,567	23,859	21,921	23,530
Other interest-earning assets	7,114	6,905	7,904	8,759	9,024	7,305	9,058
Total interest-earning assets	330,373	328,085	329,331	329,692	326,507	329,267	323,892
Noninterest-earning assets	47,504	47,542	46,944	47,136	46,890	47,332	46,172
Total assets	$377,877	$375,627	$376,275	$376,828	$373,397	$376,599	$370,064
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$55,507	$56,199	$58,523	$60,954	$62,325	$56,732	$62,795
Demand	60,138	60,409	59,620	57,128	56,743	60,058	57,017
Savings	52,919	51,115	48,451	45,817	43,869	50,845	41,715
Time deposits	17,756	16,634	16,844	17,438	17,571	17,081	17,283
Total interest-bearing deposits	186,320	184,357	183,438	181,337	180,508	184,716	178,810
Borrowed funds
Federal Home Loan Bank borrowings	21,516	20,956	20,721	19,565	19,190	21,067	19,999
Bank notes and senior debt	27,301	28,787	28,987	27,778	26,602	28,352	24,817
Subordinated debt	5,253	4,855	5,179	5,433	5,970	5,096	6,556
Other	5,768	4,368	4,751	5,261	5,254	4,966	5,130
Total borrowed funds	59,838	58,966	59,638	58,037	57,016	59,481	56,502
Total interest-bearing liabilities	246,158	243,323	243,076	239,374	237,524	244,197	235,312
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	76,155	76,632	77,222	80,152	78,931	76,666	78,122
Accrued expenses and other liabilities	8,853	8,944	9,118	10,801	10,749	8,971	10,423
Equity	46,711	46,728	46,859	46,501	46,193	46,765	46,207
Total liabilities and equity	$377,877	$375,627	$376,275	$376,828	$373,397	$376,599	$370,064

(a)	Calculated using average daily balances.

(b)
Amounts include average balances held with the Federal Reserve Bank of Cleveland of $18.8 billion, $20.7 billion, $25.4 billion, $25.3 billion and $23.4 billion for the three months ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively, and $21.6 billion and $23.1 billion for the nine months ended September 30, 2018 and September 30, 2017, respectfully.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited) (a)
	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	2018	2018	2018	2017	2017	2018	2017
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.76%	2.68%	2.60%	2.58%	2.61%	2.68%	2.57%
Non-agency	7.18%	6.52%	5.99%	4.29%	5.91%	6.54%	5.69%
Commercial mortgage-backed	2.72%	2.76%	2.75%	4.68%	2.71%	2.75%	2.53%
Asset-backed	3.37%	3.11%	2.87%	2.82%	2.53%	3.12%	2.51%
U.S. Treasury and government agencies	2.25%	2.25%	2.07%	1.79%	1.83%	2.20%	1.76%
Other	3.28%	4.06%	3.17%	3.32%	3.08%	3.50%	3.03%
Total securities available for sale	2.86%	2.85%	2.69%	2.73%	2.63%	2.80%	2.57%
Securities held to maturity
Residential mortgage-backed	2.92%	2.89%	2.84%	2.74%	2.81%	2.88%	2.80%
Commercial mortgage-backed	3.71%	3.71%	3.76%	4.11%	4.42%	3.73%	4.05%
Asset-backed	3.65%	3.48%	2.90%	2.66%	2.53%	3.34%	2.34%
U.S. Treasury and government agencies	2.85%	2.83%	2.80%	2.85%	3.07%	2.83%	3.08%
Other	4.42%	4.39%	4.44%	5.28%	5.30%	4.42%	5.31%
Total securities held to maturity	3.10%	3.07%	3.05%	3.10%	3.20%	3.07%	3.19%
Total investment securities	2.92%	2.91%	2.78%	2.82%	2.77%	2.87%	2.71%
Loans
Commercial	4.06%	3.97%	3.74%	3.59%	3.54%	3.93%	3.41%
Commercial real estate	4.10%	4.04%	3.81%	3.68%	3.65%	3.98%	3.47%
Equipment lease financing	3.78%	3.16%	3.68%	2.33%	3.71%	3.54%	3.56%
Consumer	5.17%	4.96%	4.87%	4.72%	4.67%	5.00%	4.55%
Residential real estate	4.45%	4.36%	4.40%	4.41%	4.45%	4.40%	4.52%
Total loans	4.36%	4.23%	4.09%	3.91%	3.92%	4.23%	3.81%
Interest-earning deposits with banks	1.97%	1.78%	1.52%	1.33%	1.26%	1.74%	1.03%
Other interest-earning assets	5.19%	4.98%	4.11%	3.55%	3.47%	4.74%	3.46%
Total yield on interest-earning assets	3.89%	3.78%	3.59%	3.45%	3.45%	3.75%	3.34%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.80%	.64%	.54%	.45%	.41%	.66%	.32%
Demand	.32%	.25%	.21%	.17%	.14%	.26%	.12%
Savings	.92%	.74%	.57%	.51%	.45%	.75%	.44%
Time deposits	1.18%	.98%	.88%	.85%	.79%	1.02%	.74%
Total interest-bearing deposits	.71%	.57%	.47%	.42%	.37%	.59%	.32%
Borrowed funds
Federal Home Loan Bank borrowings	2.42%	2.23%	1.76%	1.48%	1.37%	2.14%	1.23%
Bank notes and senior debt	2.92%	2.95%	2.43%	2.04%	2.05%	2.76%	1.98%
Subordinated debt	4.10%	4.50%	3.91%	3.49%	3.48%	4.16%	3.54%
Other	2.11%	1.82%	2.18%	1.74%	1.60%	2.04%	1.56%
Total borrowed funds	2.76%	2.74%	2.31%	1.96%	1.93%	2.60%	1.86%
Total rate on interest-bearing liabilities	1.21%	1.10%	.91%	.79%	.75%	1.08%	.69%
Interest rate spread	2.68%	2.68%	2.68%	2.66%	2.70%	2.67%	2.65%
Impact of noninterest-bearing sources (b)	.31	.28	.23	.22	.21	.28	.19
Net interest margin	2.99%	2.96%	2.91%	2.88%	2.91%	2.95%	2.84%

(a)
Calculated as annualized taxable-equivalent net interest income divided by average earning assets. To provide more meaningful comparisons of net interest yields for all earning assets, as well as net interest margins, we use interest income on a taxable-equivalent basis in calculating net interest yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017 were $29 million, $29 million, $29 million, $54 million and $55 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2018 and September 30, 2017 were $87 million and $161 million, respectively. Taxable equivalent amounts for the 2018 periods were calculated using a statutory federal income tax rate of 21%, reflecting the enactment of the new federal tax legislation effective January 1, 2018. Amounts for the 2017 periods were calculated using the previously applicable statutory federal income tax rate of 35%.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions, except per share data	2018	2018	2018	2017	2017	2018	2017
Basic
Net income	$1,400	$1,356	$1,239	$2,091	$1,126	$3,995	$3,297
Less:
Net income attributable to noncontrolling interests	11	10	10	11	12	31	39
Preferred stock dividends (a)	63	55	63	55	63	181	181
Preferred stock discount accretion and redemptions	1	1	1	2	1	3	24
Net income attributable to common shareholders	1,325	1,290	1,165	2,023	1,050	3,780	3,053
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	6	5	5	8	5	16	15
Net income attributable to basic common shares	$1,319	$1,285	$1,160	$2,015	$1,045	$3,764	$3,038
Basic weighted-average common shares outstanding	465	469	473	476	479	469	483
Basic earnings per common share	$2.84	$2.74	$2.45	$4.23	$2.18	$8.03	$6.29
Diluted
Net income attributable to basic common shares	$1,319	$1,285	$1,160	$2,015	$1,045	$3,764	$3,038
Less: Impact of BlackRock earnings per share dilution	2	3	2	8	3	7	8
Net income attributable to diluted common shares	$1,317	$1,282	$1,158	$2,007	$1,042	$3,757	$3,030
Basic weighted-average common shares outstanding	465	469	473	476	479	469	483
Dilutive potential common shares	2	3	3	4	4	3	5
Diluted weighted-average common shares outstanding	467	472	476	480	483	472	488
Diluted earnings per common share	$2.82	$2.72	$2.43	$4.18	$2.16	$7.96	$6.21

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions	2018	2018	2018	2017	2017
Commercial lending
Commercial
Manufacturing	$21,272	$21,667	$21,367	$20,578	$20,658
Retail/wholesale trade	19,689	19,299	18,232	17,846	18,256
Service providers	14,386	14,343	14,554	15,100	15,014
Real estate related (a)	12,539	12,688	12,701	12,496	12,174
Health care	9,217	9,564	9,937	9,739	9,659
Financial services	9,441	9,241	9,479	8,532	10,968
Transportation and warehousing	5,715	5,531	5,488	5,609	5,597
Other industries	21,412	21,034	20,550	20,627	18,991
Total commercial	113,671	113,367	112,308	110,527	111,317
Commercial real estate	28,563	28,946	28,835	28,978	29,516
Equipment lease financing	7,214	7,323	7,802	7,934	7,694
Total commercial lending	149,448	149,636	148,945	147,439	148,527
Consumer lending
Home equity	26,628	27,219	27,699	28,364	28,811
Residential real estate	18,203	17,805	17,456	17,212	16,601
Credit card	5,979	5,830	5,657	5,699	5,375
Other consumer
Automobile	14,309	13,892	13,295	12,880	12,743
Education	3,954	4,057	4,228	4,454	4,620
Other	4,532	4,416	4,334	4,410	4,432
Total consumer lending	73,605	73,219	72,669	73,019	72,582
Total loans	$223,053	$222,855	$221,614	$220,458	$221,109
(a) Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowance for Loan and Lease Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

	September 30	June 30	March 31	December 31	September 30
Three months ended - in millions	2018	2018	2018	2017	2017
Beginning balance	$2,581	$2,604	$2,611	$2,605	$2,561
Gross charge-offs:
Commercial	(26)	(24)	(28)	(46)	(39)
Commercial real estate		(2)	(6)	(15)	(6)
Equipment lease financing	(2)	(2)	(2)	(5)	(4)
Home equity	(24)	(33)	(28)	(25)	(26)
Residential real estate	(3)	(4)	(2)	(1)	(4)
Credit card	(52)	(53)	(56)	(46)	(44)
Other consumer
Automobile	(40)	(39)	(38)	(37)	(31)
Education	(7)	(8)	(9)	(11)	(7)
Other	(24)	(28)	(24)	(23)	(24)
Total gross charge-offs	(178)	(193)	(193)	(209)	(185)
Recoveries:
Commercial	18	16	16	20	17
Commercial real estate	4	8	6	7	6
Equipment lease financing	1	1	4	3	2
Home equity	23	23	21	24	24
Residential real estate	8	6	4	6	4
Credit card	6	6	6	5	5
Other consumer
Automobile	21	18	17	15	15
Education	2	2	2	2	2
Other	4	4	4	4	4
Total recoveries	87	84	80	86	79
Net (charge-offs) / recoveries:
Commercial	(8)	(8)	(12)	(26)	(22)
Commercial real estate	4	6		(8)
Equipment lease financing	(1)	(1)	2	(2)	(2)
Home equity	(1)	(10)	(7)	(1)	(2)
Residential real estate	5	2	2	5
Credit card	(46)	(47)	(50)	(41)	(39)
Other consumer
Automobile	(19)	(21)	(21)	(22)	(16)
Education	(5)	(6)	(7)	(9)	(5)
Other	(20)	(24)	(20)	(19)	(20)
Total net (charge-offs)	(91)	(109)	(113)	(123)	(106)
Provision for credit losses	88	80	92	125	130
Net decrease / (increase) in allowance for unfunded loan commitments and letters of credit	1	1	7	(4)	11
Other	5	5	7	8	9
Ending balance	$2,584	$2,581	$2,604	$2,611	$2,605
Supplemental Information
Net charge-offs to average loans (annualized)	.16%	.20%	.21%	.22%	.19%
Allowance for loan and lease losses to total loans	1.16%	1.16%	1.18%	1.18%	1.18%
Commercial lending net charge-offs	$(5)	$(3)	$(10)	$(36)	$(24)
Consumer lending net charge-offs	(86)	(106)	(103)	(87)	(82)
Total net charge-offs	$(91)	$(109)	$(113)	$(123)	$(106)
Net charge-offs to average loans (annualized)
Commercial lending	.01%	.01%	.03%	.10%	.06%
Consumer lending	.46%	.58%	.57%	.48%	.45%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Nonperforming Assets (Unaudited)

Table 8: Nonperforming Assets by Type

	September 30	June 30	March 31	December 31	September 30
In millions	2018	2018	2018	2017	2017
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$47	$65	$126	$115	$76
Manufacturing	43	49	67	55	63
Service providers	53	48	36	35	48
Real estate related (a)	18	22	25	33	37
Health care	14	15	13	15	23
Transportation and warehousing	7	3	3	27	15
Other industries	138	136	156	149	157
Total commercial	320	338	426	429	419
Commercial real estate	68	71	107	123	128
Equipment lease financing	5	5	4	2	3
Total commercial lending	393	414	537	554	550
Consumer lending (b)
Home equity	828	821	820	818	814
Residential real estate	363	381	391	400	423
Credit card	6	7	6	6	5
Other consumer
Automobile	95	87	79	76	71
Education and other	9	9	9	11	10
Total consumer lending	1,301	1,305	1,305	1,311	1,323
Total nonperforming loans (c)	1,694	1,719	1,842	1,865	1,873
OREO, foreclosed and other assets	131	135	162	170	194
Total nonperforming assets	$1,825	$1,854	$2,004	$2,035	$2,067
Nonperforming loans to total loans	.76%	.77%	.83%	.85%	.85%
Nonperforming assets to total loans, OREO, foreclosed and other assets	.82%	.83%	.90%	.92%	.93%
Nonperforming assets to total assets	.48%	.49%	.53%	.53%	.55%
Allowance for loan and lease losses to nonperforming loans	153%	150%	141%	140%	139%

(a)	Includes loans related to customers in the real estate and construction industries.

(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited) (Continued)

Table 9: Change in Nonperforming Assets

	July 1, 2018 -	April 1, 2018 -	January 1, 2018 -	October 1, 2017 -	July 1, 2017 -
In millions	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Beginning balance	$1,854	$2,004	$2,035	$2,067	$2,153
New nonperforming assets	260	276	249	307	303
Charge-offs and valuation adjustments	(126)	(145)	(137)	(141)	(142)
Principal activity, including paydowns and payoffs	(99)	(199)	(81)	(87)	(162)
Asset sales and transfers to loans held for sale	(38)	(34)	(29)	(40)	(38)
Returned to performing status	(26)	(48)	(33)	(71)	(47)
Ending balance	$1,825	$1,854	$2,004	$2,035	$2,067

Table 10: Largest Individual Nonperforming Assets (a)

September 30, 2018 - In millions
Ranking	Outstandings	Industry
1	$37	Information
2	25	Mining, Quarrying, and Oil and Gas Extraction
3	24	Wholesale Trade
4	23	Mining, Quarrying, and Oil and Gas Extraction
5	20	Manufacturing
6	17	Service Providers
7	12	Real Estate and Rental and Leasing
8	10	Mining, Quarrying, and Oil and Gas Extraction
9	10	Construction, Land Development And Other Land
10	8	Nonfarm Nonresidential Properties
Total	$186
As a percent of total nonperforming assets		10%

(a) Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Accruing Loans Past Due (Unaudited)

Table 11: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2018	2018	2018	2017	2017	2018	2018	2018	2017	2017
Commercial	$60	$57	$53	$45	$44.05%		.05%	.05%	.04%	.04%
Commercial real estate	8	18	21	27	8.03%		.06%	.07%	.09%	.03%
Equipment lease financing	29	12	18	17	4.40%		.16%	.23%	.21%	.05%
Home equity	77	97	94	78	74.29%		.36%	.34%	.27%	.26%
Residential real estate
Non government insured	70	66	66	90	75.38%		.37%	.38%	.52%	.45%
Government insured	60	63	64	61	60.33%		.35%	.37%	.35%	.36%
Credit card	45	40	40	43	40.75%		.69%	.71%	.75%	.74%
Other consumer
Automobile	104	82	77	79	71.73%		.59%	.58%	.61%	.56%
Education and other
Non government insured	27	18	22	25	30.32%		.21%	.26%	.28%	.33%
Government insured	71	66	72	80	80.84%		.78%	.84%	.90%	.88%
Total	$551	$519	$527	$545	$486.25%		.23%	.24%	.25%	.22%

Table 12: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2018	2018	2018	2017	2017	2018	2018	2018	2017	2017
Commercial	$35	$41	$22	$25	$28.03%		.04%	.02%	.02%	.03%
Commercial real estate	3	2	12	2	13.01%		.01%	.04%	.01%	.04%
Equipment lease financing	16	7	1	1	3.22%		.10%	.01%	.01%	.04%
Home equity	30	40	31	26	31.11%		.15%	.11%	.09%	.11%
Residential real estate
Non government insured	16	18	16	21	17.09%		.10%	.09%	.12%	.10%
Government insured	51	48	54	53	54.28%		.27%	.31%	.31%	.33%
Credit card	28	24	26	26	25.47%		.41%	.46%	.46%	.47%
Other consumer
Automobile	25	20	18	20	16.17%		.14%	.14%	.16%	.13%
Education and other
Non government insured	12	11	11	12	15.14%		.13%	.13%	.14%	.17%
Government insured	42	45	43	52	53.49%		.53%	.50%	.59%	.59%
Total	$258	$256	$234	$238	$255.12%		.11%	.11%	.11%	.12%

Table 13: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2018	2018	2018	2017	2017	2018	2018	2018	2017	2017
Commercial	$67	$59	$53	$39	$47.06%		.05%	.05%	.04%	.04%
Commercial real estate
Residential real estate
Non government insured	15	14	13	24	12.08%		.08%	.07%	.14%	.07%
Government insured	342	339	360	462	406	1.88%	1.90%	2.06%	2.68%	2.45%
Credit card	48	44	45	45	38.80%		.75%	.80%	.79%	.71%
Other consumer
Automobile	8	7	9	8	5.06%		.05%	.07%	.06%	.04%
Education and other
Non government insured	10	9	12	11	9.12%		.11%	.14%	.12%	.10%
Government insured	129	114	136	148	161	1.52%	1.35%	1.59%	1.67%	1.78%
Total	$619	$586	$628	$737	$678.28%		.26%	.28%	.33%	.31%
(a) Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Brokerage, investment management and cash management products and services include managed, education, retirement and trust accounts.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, and government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities underwriting, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally. We offer certain products and services internationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth families. Institutional asset management provides advisory, custody and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, largely within our primary geographic markets.

BlackRock, in which we hold an equity investment, is a leading publicly-traded investment management firm providing a broad range of investment, risk management and technology services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics, advisory and technology services and solutions to a broad base of institutional and wealth management investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly-traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At September 30, 2018, our economic interest in BlackRock was 22%.

Table 14: Period End Employees

	September 30	June 30	March 31	December 31	September 30
	2018	2018	2018	2017	2017
Full-time employees
Retail Banking	29,296	29,884	29,903	29,604	29,486
Other full-time employees	21,768	21,498	21,055	20,754	20,637
Total full-time employees	51,064	51,382	50,958	50,358	50,123
Part-time employees
Retail Banking	2,071	2,349	2,337	2,368	2,422
Other part-time employees	187	563	189	180	223
Total part-time employees	2,258	2,912	2,526	2,548	2,645
Total	53,322	54,294	53,484	52,906	52,768

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Table 15: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions	2018	2018	2018	2017	2017	2018	2017
Income (loss)
Retail Banking	$283	$330	$296	$(145)	$232	$909	$675
Corporate & Institutional Banking	665	675	584	937	525	1,924	1,527
Asset Management Group	61	49	68	56	47	178	146
Other, including BlackRock (c)	391	302	291	1,243	322	984	949
Net income	$1,400	$1,356	$1,239	$2,091	$1,126	$3,995	$3,297

Revenue
Retail Banking	$1,927	$1,955	$1,853	$1,535	$1,819	$5,735	$5,327
Corporate & Institutional Banking	1,517	1,535	1,429	1,502	1,479	4,481	4,320
Asset Management Group	299	294	300	297	292	893	871
Other, including BlackRock (c)	614	540	529	926	535	1,683	1,551
Total revenue	$4,357	$4,324	$4,111	$4,260	$4,125	$12,792	$12,069

(a)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

(b)
Our business segment results for the 2018 periods presented reflected the change in the statutory federal income tax rate from 35% to 21%, effective as of January 1, 2018, as a result of the new federal tax legislation. Our business segment results for the fourth quarter of 2017 reflect the allocation of the impact of the new tax legislation to our business segments, primarily the revaluation of the net deferred tax positions allocated to the segments. Where certain income tax effects could be reasonably estimated, these were included as provisional amounts as of December 31, 2017. As a result, these provisional amounts could be adjusted during the measurement period, which will end in December 2018. No changes were made to these provisional amounts during the first nine months of 2018.

(c)
Includes earnings and gains or losses related to PNC's equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions	2018	2018	2018	2017	2017	2018	2017
Income Statement
Net interest income	$1,305	$1,277	$1,218	$1,190	$1,176	$3,800	$3,436
Noninterest income	622	678	635	345	643	1,935	1,891
Total revenue	1,927	1,955	1,853	1,535	1,819	5,735	5,327
Provision for credit losses	113	72	69	149	77	254	198
Noninterest expense	1,442	1,450	1,395	1,391	1,375	4,287	4,060
Pretax earnings (loss)	372	433	389	(5)	367	1,194	1,069
Income taxes	89	103	93	140	135	285	394
Earnings (loss)	$283	$330	$296	$(145)	$232	$909	$675
Average Balance Sheet
Loans held for sale	$704	$629	$652	$819	$802	$662	$791
Loans
Consumer
Home equity	$23,777	$24,177	$24,608	$24,933	$25,173	$24,188	$25,394
Automobile	14,169	13,642	13,105	12,767	12,484	13,643	12,285
Education	4,039	4,181	4,409	4,567	4,723	4,208	4,921
Credit cards	5,889	5,728	5,619	5,450	5,280	5,746	5,180
Other	1,857	1,771	1,765	1,793	1,787	1,794	1,767
Total consumer	49,731	49,499	49,506	49,510	49,447	49,579	49,547
Commercial and commercial real estate	10,209	10,458	10,527	10,513	10,630	10,397	10,852
Residential mortgage	14,153	13,718	13,420	12,950	12,382	13,767	11,999
Total loans	$74,093	$73,675	$73,453	$72,973	$72,459	$73,743	$72,398
Total assets	$89,963	$89,021	$88,734	$88,883	$88,642	$89,259	$88,589
Deposits
Noninterest-bearing demand	$31,159	$30,712	$29,779	$30,344	$30,222	$30,555	$29,600
Interest-bearing demand	41,778	42,802	41,939	40,954	40,762	42,172	40,959
Money market	28,876	30,799	32,330	33,922	35,671	30,656	37,492
Savings	47,964	46,426	43,838	41,536	39,908	46,091	37,881
Certificates of deposit	11,974	11,816	12,082	12,554	12,962	11,957	13,331
Total deposits	$161,751	$162,555	$159,968	$159,310	$159,525	$161,431	$159,263
Performance Ratios
Return on average assets	1.25%	1.49%	1.35%	(.65)%	1.04%	1.36%	1.02%
Noninterest income to total revenue	32%	35%	34%	22%	35%	34%	35%
Efficiency	75%	74%	75%	91%	76%	75%	76%

(a)	See notes (a) and (b) on page 11.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions, except as noted	2018	2018	2018	2017	2017	2018	2017
Supplemental Noninterest Income Information
Consumer services	$284	$287	$266	$279	$273	$837	$800
Brokerage	$86	$88	$86	$81	$77	$260	$231
Residential mortgage	$76	$84	$97	$29	$104	$257	$321
Service charges on deposits	$179	$164	$160	$177	$174	$503	$491
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$127	$124	$125	$127	$129
Serviced portfolio acquisitions	$6	$3	$1	$1	$2	$10	$18
MSR asset value (b)	$1.4	$1.3	$1.3	$1.2	$1.2
MSR capitalization value (in basis points) (b)	108	104	101	92	95
Servicing income: (in millions)
Servicing fees, net (c)	$42	$39	$51	$45	$46	$132	$142
Mortgage servicing rights valuation, net of economic hedge	$—	$13	$9	$(60)	$7	$22	$30
Residential mortgage loan statistics
Loan origination volume (in billions)	$2.1	$2.0	$1.7	$2.4	$2.5	$5.8	$6.6
Loan sale margin percentage	2.21%	2.21%	2.83%	2.71%	2.80%	2.39%	2.83%
Percentage of originations represented by:
Purchase volume (d)	72%	71%	56%	50%	57%	67%	54%
Refinance volume	28%	29%	44%	50%	43%	33%	46%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	55%	54%	54%	54%	54%	54%	53%
Digital consumer customers (f)	66%	65%	64%	63%	62%	65%	61%
Credit-related statistics
Nonperforming assets	$1,145	$1,141	$1,131	$1,129	$1,126
Net charge-offs	$96	$112	$100	$99	$85	$308	$272
Other statistics
ATMs	9,093	9,043	9,047	9,051	8,987
Branches (g)	2,388	2,404	2,442	2,459	2,474
Brokerage account client assets (in billions) (h)	$51	$49	$49	$49	$48

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)
Presented as of period end, except for customer-related statistics, which are averages for the quarterly and year-to-date periods, respectively, and net charge-offs, which are for the three months and nine months ended, respectively.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan prepayments and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions	2018	2018	2018	2017	2017	2018	2017
Income Statement
Net interest income	$925	$900	$882	$898	$924	$2,707	$2,653
Noninterest income	592	635	547	604	555	1,774	1,667
Total revenue	1,517	1,535	1,429	1,502	1,479	4,481	4,320
Provision for credit losses (benefit)	(13)	15	41	(14)	62	43	174
Noninterest expense	669	639	626	643	599	1,934	1,785
Pretax earnings	861	881	762	873	818	2,504	2,361
Income taxes (benefit)	196	206	178	(64)	293	580	834
Earnings	$665	$675	$584	$937	$525	$1,924	$1,527
Average Balance Sheet
Loans held for sale	$514	$594	$1,189	$845	$917	$763	$916
Loans
Commercial	$103,474	$102,722	$100,802	$100,726	$98,794	$102,342	$95,660
Commercial real estate	26,650	26,715	26,732	27,259	27,559	26,699	27,410
Equipment lease financing	7,202	7,495	7,845	7,670	7,704	7,512	7,602
Total commercial lending	137,326	136,932	135,379	135,655	134,057	136,553	130,672
Consumer	32	39	77	107	222	49	276
Total loans	$137,358	$136,971	$135,456	$135,762	$134,279	$136,602	$130,948
Total assets	$153,897	$153,619	$151,909	$151,721	$150,948	$153,149	$147,299
Deposits
Noninterest-bearing demand	$43,480	$44,383	$45,896	$48,116	$47,180	$44,577	$46,976
Money market	24,285	22,832	23,406	23,992	23,413	23,511	21,949
Other	20,343	18,589	18,592	17,247	16,879	19,182	16,100
Total deposits	$88,108	$85,804	$87,894	$89,355	$87,472	$87,270	$85,025
Performance Ratios
Return on average assets	1.71%	1.76%	1.56%	2.45%	1.38%	1.68%	1.39%
Noninterest income to total revenue	39%	41%	38%	40%	38%	40%	39%
Efficiency	44%	42%	44%	43%	41%	43%	41%
Other Information
Consolidated revenue from: (b)
Treasury Management (c)	$453	$446	$419	$401	$384	$1,318	$1,115
Capital Markets (c)	$275	$283	$258	$271	$231	$816	$746
Commercial mortgage banking activities
Commercial mortgage loans held for sale (d)	$26	$38	$14	$42	$22	$78	$73
Commercial mortgage loan servicing income (e)	64	60	55	59	56	179	169
Commercial mortgage servicing rights valuation, net of economic hedge (f)	2	20	4	13	6	26	41
Total	$92	$118	$73	$114	$84	$283	$283
MSR asset value (g)	$766	$748	$723	$668	$628
Average Loans by C&IB business
Corporate Banking	$58,580	$58,523	$57,856	$57,064	$56,867	$58,322	$55,242
Real Estate	37,463	37,419	37,252	38,949	38,516	37,379	37,995
Business Credit	17,540	17,336	16,818	16,612	16,097	17,234	15,531
Equipment Finance	14,643	14,352	14,243	13,912	13,744	14,414	13,239
Commercial Banking	6,966	7,065	7,066	6,957	7,042	7,032	7,052
Other	2,166	2,276	2,221	2,268	2,013	2,221	1,889
Total average loans	$137,358	$136,971	$135,456	$135,762	$134,279	$136,602	$130,948
Credit-related statistics
Nonperforming assets (g)	$355	$385	$508	$531	$549
Net charge-offs	$1	$(2)	$9	$29	$22	$8	$64

(a)	See notes (a) and (b) on page 11.

(b)	Represents consolidated amounts.

(c)	Includes amounts reported in net interest income and noninterest income.

(d)
Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(e)
Includes net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to amortization expense and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(f)	Includes amounts reported in corporate service fees.

(g)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions, except as noted	2018	2018	2018	2017	2017	2018	2017
Income Statement
Net interest income	$71	$72	$74	$71	$72	$217	$216
Noninterest income	228	222	226	226	220	676	655
Total revenue	299	294	300	297	292	893	871
Provision for credit losses (benefit)	2	7	(7)	7	3	2	(6)
Noninterest expense	217	223	218	217	214	658	646
Pretax earnings	80	64	89	73	75	233	231
Income taxes	19	15	21	17	28	55	85
Earnings	$61	$49	$68	$56	$47	$178	$146
Average Balance Sheet
Loans
Consumer	$4,623	$4,698	$4,785	$4,894	$4,977	$4,702	$5,059
Commercial and commercial real estate	727	742	733	745	680	734	705
Residential mortgage	1,605	1,561	1,517	1,433	1,330	1,561	1,257
Total loans	$6,955	$7,001	$7,035	$7,072	$6,987	$6,997	$7,021
Total assets	$7,397	$7,469	$7,499	$7,545	$7,464	$7,455	$7,499
Deposits
Noninterest-bearing demand	$1,440	$1,459	$1,466	$1,609	$1,464	$1,455	$1,501
Interest-bearing demand	3,253	3,448	3,540	3,517	3,469	3,413	3,666
Money market	2,112	2,332	2,577	2,863	3,058	2,339	3,257
Savings	4,955	4,690	4,613	4,282	3,961	4,754	3,834
Other	537	382	305	288	237	408	237
Total deposits	$12,297	$12,311	$12,501	$12,559	$12,189	$12,369	$12,495
Performance Ratios
Return on average assets	3.27%	2.63%	3.68%	2.94%	2.50%	3.19%	2.60%
Noninterest income to total revenue	76%	76%	75%	76%	75%	76%	75%
Efficiency	73%	76%	73%	73%	73%	74%	74%
Other Information
Nonperforming assets (b)	$51	$51	$52	$49	$45
Net charge-offs	$1	$1	$6	$(1)	$3	$8	$5
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$159	$149	$148	$151	$146
Nondiscretionary client assets under administration	134	130	129	131	129
Total	$293	$279	$277	$282	$275
Discretionary client assets under management
Personal	$97	$92	$92	$94	$90
Institutional	62	57	56	57	56
Total	$159	$149	$148	$151	$146

(a)	See notes (a) and (b) on page 11.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Glossary of Terms

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and those transferred from available for sale and pension and other postretirement benefit plans, subject to phase-in limits, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Significant common stock investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 10%, or in the aggregate exceed 15%, of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO, foreclosed and other assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO), foreclosed and other assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed and other assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest income - The interest income earned on certain assets that is completely or partially exempt from federal income tax. These tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.